Exhibit 99.1

Reliant Bancorp, Inc. Reports Fourth Quarter 2020 Results

Net Income Per Diluted Common Share of $0.73, Up 97.3% Compared to Q4 2019

Net Interest Margin Remains Strong at 4.48%

BRENTWOOD, Tenn.--(BUSINESS WIRE)--January 21, 2021--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), parent company of Reliant Bank (the “Bank”), reported net income attributable to common shareholders of $12.2 million, or $0.73 per diluted common share, for the fourth quarter of 2020 compared to net income attributable to common shareholders of $11.5 million, or $0.69 per diluted common share, for the third quarter of 2020, and $4.1 million, or $0.37 per diluted common share, for the fourth quarter of 2019. Excluding the impact of prior period merger-related income and expenses, adjusted net income per diluted common share increased 4.3% from the third quarter of 2020 and 55.3% from the fourth quarter of 2019.

DeVan Ard Jr., Reliant Bancorp's Chairman and CEO stated, “Regardless of the challenges that were part of 2020, we have successfully remained focused on servicing our customers and upholding our credit quality while continuing to invest in growth organically as well as through two successful acquisitions in 2020, which propelled us to total consolidated assets in excess of $3.0 billion. We continued to improve in the fourth quarter with our return on average assets and return on average equity increasing to 1.60% and 15.48%, respectively, compared to 1.54% and 15.32%, respectively, in the third quarter of 2020. Our credit quality continues to be a source of strength as evidenced by a decrease in nonperforming assets of 4.6% compared to the prior quarter. We provided additional reserves for potential COVID-19-related risks, but at a lower level than in the prior two quarters.”

Ard continued, “Our team delivered another outstanding quarter with an increase in non-time deposits of $158.2 million, or 39% when annualized, and early completion of expense related projects should provide strong momentum into 2021. These results reflect the focus of our team to build shareholder value while serving our customers and our community.”

Quarterly Highlights

Net Interest Income Remains Strong on Continued Core Margin Improvement

The net interest margin decreased to 4.48% at December 31, 2020, a 6 basis point decrease when compared to the prior quarter. The net interest margin decrease was primarily due to a 10 basis point decrease in our yield on loans held for investment and was partially offset by a 7 basis point decrease in our cost of funds. The decrease in loan yield can partially be attributed to a $0.8 million decline in purchase accounting accretion as compared to the prior quarter. The adjusted net interest margin, which excludes purchase accounting accretion, was 4.09%, an increase of 11 basis points when compared to the prior quarter. The decrease in cost of funds is primarily attributed to a decrease in wholesale deposit rates of 35 basis points which is partially offset by $253 thousand in penalties from prepayment of $16.5 million in Federal Home Loan Bank advances. The decrease in cost of deposits can primarily be attributed to our continued success in execution of our strategic initiatives around attracting and retaining core deposits and the general market rate decline. At December 31, 2020, customer deposits comprised 87.8% of total deposits compared to 85.2% of total deposits at September 30, 2020, and non-time deposits grew by $158.2 million, or 9.7%, in the same period. In addition, $0.7 million of purchase accounting accretion was realized in interest expense during the fourth quarter of 2020 for acquired certificates of deposit and Federal Home Loan Bank advances.

Our continued focus on improving the earning-asset mix also contributed to margin expansion, as average loans held for investment increased to 83.2% of average earning assets at December 31, 2020, compared to 78.3% at December 31, 2019.

Maintaining a Strong Balance Sheet

Loans remained stable at $2.3 billion. Loan originations during the quarter totaled $170.0 million at a weighted-average coupon rate of 4.39% with a continued focus on credit quality through sound underwriting. Loans increased $890.8 million year-over-year inclusive of the acquired loan portfolios from both First Advantage Bank and Community Bank & Trust, which totaled $582.2 million and $128.4 million, respectively at December 31, 2020. Organic year-over-year loan growth totaled $180.3 million, or 12.8%.

Deposits increased $13.7 million from the linked quarter and $994.8 million year-over-year. Noninterest-bearing deposits increased $36.4 million from the linked quarter. Year-over-year deposit growth can be attributed primarily to acquired deposit portfolios from both First Advantage Bank and Community Bank & Trust, which totaled $554.1 million and $217.0 million, respectively, at December 31, 2020. Organic year-over-year deposit growth totaled $223.7 million, or 14.1%. Ard stated, “Our team continues to attract and retain deposits in a difficult environment, fulfilling one of our strategic goals and helping us to better serve the community's credit needs.”

Asset Quality Remains Stable and Capital Well Positioned

Credit quality remains strong. Nonperforming loans held for investment accounted for 0.26% of total loans held for investment and nonperforming assets accounted for 0.31% of total assets at December 31, 2020. The allowance for loan loss was 0.90% of loans (1.62% including unaccreted purchased loan discounts) at December 31, 2020. A $950 thousand provision was recognized during the quarter driven primarily by risk factors related to the coronavirus (COVID-19) pandemic. The acquired loan portfolios are reserved for through fair value marks that consider both credit quality and changes in interest rates.

Shareholders’ equity increased $14.9 million from the linked quarter to $322.0 million at December 31, 2020, mainly due to current quarter net income. Both the Company and the Bank continue to meet the criteria to be classified as “Well Capitalized” under applicable banking regulations. Tangible book value per common share increased from the linked quarter by $0.74, or 5.1%, to $15.39 at December 31, 2020.

Conclusion

Ard concluded, “I am proud of what our team accomplished in the fourth quarter and throughout a challenging 2020. We have significantly increased our balance sheet through two strategic acquisitions as well as through executing our strategy to create organic growth. I want to thank our team for their ability to come together as 'one bank' to serve our community and I am very optimistic about the future of our company as we enter into a new year.”

Conference Call Information

The Company will hold a conference call to discuss fourth quarter 2020 results on Friday, January 22, 2021, at 9:00 a.m. CST, and the earnings conference call will be broadcast live over the Internet athttps://www.webcaster4.com/Webcast/Page/1855/39390. A link to these events can be found on the Company’s website (https://www.reliantbank.com) under the tab titled "Investor Relations."

Following the live broadcast, a webcast replay will be available on the Company's website (https://www.reliantbank.com) under the tab titled “Investor Relations” followed by the tab titled “News & Market Information” followed by the tab titled “Event Calendar” followed by the tab titled “Past Events” and will be available for 12 months.

About Reliant Bancorp, Inc. and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based financial holding company which, through its wholly owned subsidiary Reliant Bank, operates banking centers in Tennessee. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending, and mortgage products and services to business and consumer customers. As of December 31, 2020, Reliant Bancorp had approximately $3.0 billion in total consolidated assets, approximately $2.3 billion in loans held for investment and approximately $2.6 billion in deposits. For additional information, locations and hours of operation, please visit www.reliantbank.com.

Financial Measures

This release contains certain financial measures that are not measures recognized under generally accepted accounting principles (“GAAP”) and, therefore, are considered non-GAAP financial measures. Members of Company management use these non-GAAP financial measures in their analysis of the Company’s performance, financial condition, and efficiency of operations. Management of the Company believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods, and demonstrate the effects of significant gains and charges in the periods presented. Management of the Company also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding underlying operating performance identifying and analyzing ongoing operating trends. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the non-GAAP financial measures discussed herein are calculated may differ from the manner in which measures with similar names are calculated by other companies. You should understand how other companies calculate their financial measures similar to, or with names similar to, the non-GAAP financial measures we have discussed herein when comparing such non-GAAP financial measures.

The non-GAAP measures in this release include “adjusted net interest income,” “adjusted net interest margin,” “adjusted net income attributable to common shareholders,” “average return on average assets,” “average return on average shareholders' equity,” “average tangible shareholders’ equity,” "return on average tangible common equity" (ROATCE), “adjusted ROATCE,” “tangible assets,” “tangible equity,” “tangible book value per common share” (TBVPS), “adjusted operating income,” “core bank efficiency ratio,” and “adjusted loan loss allowance.”

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including statements made during the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company upholding its credit quality, the Company's credit quality remaining strong and being a source of strength, the Company having strong momentum as it enters 2021, and management’s optimism about the Company's future. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” and “potential,” and other similar words and expressions of the future, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the Company’s future financial and operating results and the Company’s plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others: (1) the global health and economic crisis precipitated by the coronavirus (COVID-19) pandemic, (2) actions taken by governments, businesses and individuals in response to the coronavirus (COVID-19) pandemic, (3) the pace of recovery when the coronavirus (COVID-19) pandemic subsides, (4) the possible recurrence of the coronavirus (COVID-19), (5) changes in political conditions or the legislative or regulatory environment, including governmental initiatives affecting the financial services industry such as, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (or CARES) Act), (6) the possibility that our asset quality could decline or that we experience greater loan losses than anticipated, (7) increased levels of other real estate, primarily as a result of foreclosures, (8) the impact of liquidity needs on our results of operations and financial condition, (9) competition from financial institutions and other financial service providers, (10) the effect of interest rate increases on the cost of deposits, (11) unanticipated weakness in loan demand or loan pricing, (12) greater than anticipated adverse conditions in the national economy or local economies in which we operate, including in Middle Tennessee, (13) lack of strategic growth opportunities or our failure to execute on available opportunities, (14) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (15) economic crises and associated credit issues in industries most impacted by the coronavirus (COVID-19) pandemic, including the restaurant, hospitality and retail sectors, (16) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, (17) our ability to effectively manage problem credits, (18) our ability to successfully implement efficiency initiatives on time and with the results projected, (19) our ability to successfully develop and market new products and technology, (20) the impact of negative developments in the financial industry and United States and global capital and credit markets, (21) our ability to retain the services of key personnel, (22) our ability to adapt to technological changes, (23) risks associated with litigation, including reputational and financial risks and the applicability of insurance coverage, (24) the vulnerability of the Bank’s computer and information technology systems and networks, and the systems and networks of third parties with whom the Company or the Bank contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches and interruptions, (25) changes in state and federal laws, rules, regulations, or policies applicable to banks or bank or financial holding companies, including regulatory or legislative developments, (26) adverse impacts (including costs, fines, reputational harm, or other negative effects) from current or future litigation, regulatory examinations, or other legal and/or regulatory actions, (27) the risk that expected cost savings and revenue synergies from (a) the merger of the Company and Tennessee Community Bank Holdings, Inc. (“TCB Holdings”) (the “TCB Holdings Transaction”) or (b) the merger of the Company and First Advantage Bancorp (“FABK”) (the “FABK Transaction” and, together with the TCB Holdings Transaction, collectively, the “Transactions”), may not be realized or may take longer than anticipated to be realized, (28) the effect of the Transactions on our customer, supplier, or employee relationships and operating results (including without limitation difficulties in maintaining relationships with employees and customers), as well as on the market price of the Company’s common stock, (29) the risk that the businesses and operations of TCB Holdings and its subsidiaries and of FABK and its subsidiaries cannot be successfully integrated with the business and operations of the Company and its subsidiaries or that integration will be more costly or difficult than expected, (30) the amount of costs, fees, expenses, and charges related to the Transactions, including those arising as a result of unexpected factors or events, (31) reputational risk associated with and the reaction of our customers, suppliers, employees, or other business partners to the Transactions, (32) the risk associated with Company management’s attention being diverted away from the day-to-day business and operations of the Company to the integration of the Transactions, and (33) general competitive, economic, political, and market conditions, including economic conditions in the local markets where we operate. Additional factors which could affect the forward-looking statements can be found in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. The Company believes the forward-looking statements contained herein are reasonable; however, many of such risks, uncertainties, and other factors are beyond the Company’s ability to control or predict and undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

RELIANT BANCORP, INC. CONSOLIDATED BALANCE SHEETS December 31, 2020, September 30, 2020 and December 31, 2019 (Dollar Amounts in Thousands)

ASSETS	December 31, 2020	September 30, 2020	December 31, 2019
	(Unaudited)	(Unaudited)	(Audited)
Cash and due from banks	$13,717	$14,050	$7,953
Interest-bearing deposits in financial institutions	79,756	61,349	43,644
Federal funds sold	1,572	12,273	52
Total cash and cash equivalents	95,045	87,672	51,649
Securities available for sale	256,653	273,893	260,293
Loans	2,300,783	2,357,898	1,409,952
Less allowance for loan losses	(20,636)	(19,834)	(12,578)
Loans, net	2,280,147	2,338,064	1,397,374
Mortgage loans held for sale, net	147,524	99,587	37,476
Accrued interest receivable	14,889	14,615	7,188
Premises and equipment, net	31,462	33,319	21,064
Operating leases right of use assets	13,103	14,619	—
Restricted equity securities, at cost	16,551	17,367	11,279
Other real estate, net	1,246	1,326	750
Cash surrender value of life insurance contracts	77,988	68,109	46,632
Deferred tax assets, net	7,121	8,523	3,933
Goodwill	54,396	51,506	43,642
Core deposit intangibles	11,347	11,820	7,270
Other assets	19,063	24,092	13,292
TOTAL ASSETS	$3,026,535	$3,044,512	$1,901,842
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$575,289	$538,844	$260,681
Interest-bearing demand	350,392	272,805	152,718
Savings and money market deposit accounts	857,210	813,001	408,724
Time	796,344	940,852	762,330
Total deposits	2,579,235	2,565,502	1,584,453
Accrued interest payable	2,571	3,744	2,022
Federal funds purchased	—	5,000	—
Subordinated debentures	70,446	70,389	70,883
Federal Home Loan Bank advances	10,000	40,555	10,737
Operating leases liabilities	14,231	15,756	—
Other liabilities	28,080	36,480	9,994
TOTAL LIABILITIES	2,704,563	2,737,426	1,678,089
Preferred stock, $1 par value per share; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value per share; 30,000,000 shares authorized; 16,654,409, 16,634,572, and 11,206,254 shares issued and outstanding at December 31, 2020, September 30, 2020, and December 31, 2019, respectively	16,654	16,635	11,206
Additional paid-in capital	229,697	232,738	167,006
Retained earnings	69,390	55,206	40,472
Accumulated other comprehensive income	6,231	2,507	5,069
TOTAL SHAREHOLDERS’ EQUITY	321,972	307,086	223,753
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,026,535	$3,044,512	$1,901,842

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
INTEREST INCOME
Interest and fees on loans	$32,272	$32,895	$17,790
Interest and fees on loans held for sale	1,038	1,037	347
Interest on investment securities, taxable	539	399	460
Interest on investment securities, nontaxable	1,194	1,186	1,508
Federal funds sold and other	239	250	334
TOTAL INTEREST INCOME	35,282	35,767	20,439
INTEREST EXPENSE
Deposits
Demand	225	236	106
Savings and money market deposit accounts	1,041	1,162	1,035
Time	2,303	2,736	4,474
Federal Home Loan Bank advances and other borrowings	290	104	9
Subordinated debentures	987	992	348
TOTAL INTEREST EXPENSE	4,846	5,230	5,972
NET INTEREST INCOME	30,436	30,537	14,467
PROVISION FOR LOAN LOSSES	950	1,500	405
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	29,486	29,037	14,062
NONINTEREST INCOME
Service charges on deposit accounts	1,575	1,583	950
Gains on mortgage loans sold, net	4,634	3,783	1,735
(Loss) Gain on securities transactions, net	(597)	—	1,145
Other noninterest income	2,241	635	738
TOTAL NONINTEREST INCOME	7,853	6,001	4,568
NONINTEREST EXPENSE
Salaries and employee benefits	12,447	12,184	7,909
Occupancy	2,190	2,054	1,354
Data processing and software	2,509	2,240	1,675
Professional fees	743	775	466
Regulatory Fees	441	365	312
Merger expenses	—	78	1,301
Other operating expense	2,681	2,637	1,956
TOTAL NONINTEREST EXPENSE	21,011	20,333	14,973
INCOME BEFORE PROVISION FOR INCOME TAXES	16,328	14,705	3,657
INCOME TAX EXPENSE	3,411	2,800	699
CONSOLIDATED NET INCOME	12,917	11,905	2,958
NONCONTROLLING INTEREST IN NET (INCOME) LOSS OF SUBSIDIARY	(691)	(374)	1,175
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$12,226	$11,531	$4,133
Basic net income attributable to common shareholders, per share	$0.74	$0.70	$0.37
Diluted net income attributable to common shareholders, per share	$0.73	$0.69	$0.37

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC. SEGMENT FINANCIAL INFORMATION - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands)

Core Bank (1)
	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net interest income	$29,695	$29,729	$14,266
Provision for loan losses	950	1,500	405
Noninterest income	3,218	2,218	2,833
Noninterest expense (excluding merger expense)	16,378	16,065	10,479
Merger expense	—	78	1,301
Income before provision for income taxes	15,585	14,304	4,914
Income tax expense	3,359	2,773	781
Net income attributable to common shareholders	$12,226	$11,531	$4,133

Residential Mortgage Company (Reliant Mortgage Ventures, LLC)
	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Net interest income	$741	$808	$201
Provision for loan losses	—	—	—
Noninterest income	4,635	3,783	1,735
Noninterest expense	4,633	4,190	3,193
Income (loss) before provision for income taxes	743	401	(1,257)
Income tax expense (benefit)	52	27	(82)
Net income (loss)	691	374	(1,175)
Noncontrolling interest in net (income) loss of subsidiary	(691)	(374)	1,175
Net income (loss) attributable to common shareholders	$—	$—	$—
(1) Core Bank includes all entities included in the Consolidated Financial Statements other than Reliant Mortgage Ventures, LLC
Note: The above financial information is presented, net of intercompany eliminations.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC. SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED AT OR FOR THE STATED THREE MONTHS ENDED (Dollar Amounts in Thousands, Except Per Share Amounts)

	December 31, 2020	September 30, 2020	December 31, 2019
Per Common Share Data
Net income attributable to common shareholders, per share
Basic	$0.74	$0.70	$0.37
Diluted	$0.73	$0.69	$0.37
Book value per common share	$19.33	$18.46	$19.97
Basic weighted average common shares	16,599,819	16,587,274	11,105,912
Diluted weighted average common shares	16,684,425	16,649,673	11,189,302
Common shares outstanding at period end	16,654,409	16,634,572	11,206,254
Selected Balance Sheet Data
Loans, net of unearned income	$2,300,783	$2,357,898	$1,409,952
Total assets	3,026,535	3,044,512	1,901,842
Customer deposits	2,265,742	2,185,915	1,193,164
Wholesale and institutional deposits	313,493	379,587	391,289
Total deposits	2,579,235	2,565,502	1,584,453
Total liabilities	2,704,563	2,737,426	1,678,089
Total shareholders' equity	321,972	307,086	223,753
Total liabilities and shareholders' equity	3,026,535	3,044,512	1,901,842
Selected Balance Sheet Data - Quarterly Averages
Loans held for investment	2,339,996	2,337,958	1,368,338
Earning assets(1)	2,812,948	2,771,917	1,746,678
Total assets	3,030,587	2,981,687	1,883,723
Interest-bearing liabilities	2,125,260	2,108,428	1,406,116
Total liabilities	2,716,308	2,682,252	1,663,156
Total shareholders' equity	314,279	299,435	220,567
Total liabilities and shareholders' equity	3,030,587	2,981,687	1,883,723
Preliminary Capital Ratios (Consolidated)(2)
Tier 1 leverage	8.91%	8.72%	9.74%
Common equity tier 1	10.22%	9.77%	10.55%
Tier 1 risk-based capital	10.70%	10.25%	11.30%
Total risk-based capital	13.96%	13.44%	15.97%
Selected Performance Ratios (3)
Return on average assets	1.60%	1.54%	0.87%
Return on shareholders' equity	15.48%	15.32%	7.43%
Net interest margin (tax-equivalent basis)	4.48%	4.54%	3.46%
Selected Asset Quality Measures
Total nonperforming loans held for investment (HFI)	5,987	6,802	4,135
Total nonperforming assets (4)	9,287	9,731	4,885
Net charge offs (recoveries)	148	(97)	118
Nonperforming loans HFI to total loans HFI	0.26%	0.29%	0.29%
Nonperforming assets to total assets	0.31%	0.32%	0.26%
Nonperforming assets to total loans HFI and NPAs	0.40%	0.41%	0.35%
Allowance for loan losses to total loans	0.90%	0.84%	0.89%
Allowance for loan losses to nonperforming loans HFI	344.68%	291.61%	304.18%
Net charge offs (recoveries) to average loans (3)	0.03%	(0.02)%	0.03%

(1) Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2) Current quarter capital ratios are estimated
(3) Data has been annualized.
(4) Nonperforming assets consist of nonperforming loans held for investment, nonperforming loans held for sale, repossessed assets, and other real estate

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC. YIELD TABLES - UNAUDITED FOR THE PERIODS INDICATED (Dollar Amounts in Thousands)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended December 31, 2020			Three Months Ended September 30, 2020			Three Months Ended December 31, 2019
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$2,339,996	5.21	$29,765	$2,337,958	5.34	$30,640	$1,368,338	5.01	$16,895
Loan fees	—	0.43	2,507	—	0.38	2,255	—	0.26	895
Loans with fees	2,339,996	5.63	32,272	2,337,958	5.73	32,895	1,368,338	5.26	17,790
Mortgage loans held for sale	128,903	3.20	1,038	103,729	3.98	1,037	29,127	4.73	347
Deposits with banks	59,120	0.36	53	57,909	0.47	68	47,816	1.54	186
Investment securities - taxable	76,703	2.80	539	67,569	2.35	399	73,891	2.47	460
Investment securities - tax-exempt	188,756	3.25	1,194	185,058	3.29	1,186	214,283	3.55	1,508
Federal funds sold and other	19,470	3.80	186	19,694	3.68	182	13,223	4.44	148
Total earning assets	2,812,948	5.16	35,282	2,771,917	5.29	35,767	1,746,678	4.82	20,439
Nonearning assets	217,639			209,770			137,045
Total assets	$3,030,587			$2,981,687			$1,883,723
Interest bearing liabilities
Interest bearing demand	$296,228	0.30	$225	$272,506	0.34	$236	$152,723	0.28	$106
Savings and money market	848,044	0.49	1,041	786,589	0.59	1,162	383,013	1.07	1,035
Time deposits - retail	620,688	0.87	1,359	715,310	0.97	1,744	508,473	2.03	2,599
Time deposits - wholesale	264,497	1.42	944	223,095	1.77	992	333,471	2.23	1,875
Total interest-bearing deposits	2,029,457	0.70	3,569	1,997,500	0.82	4,134	1,377,680	1.62	5,615
Federal Home Loan Bank advances and other borrowings	25,384	4.54	290	40,567	1.02	104	4,530	0.79	9
Subordinated Debt	70,419	5.58	987	70,361	5.61	992	23,906	5.78	348
Total borrowed funds	95,803	5.30	1,277	110,928	3.93	1,096	28,436	4.98	357
Total interest-bearing liabilities	2,125,260	0.91	4,846	2,108,428	0.99	5,230	1,406,116	1.69	5,972
Net interest rate spread (%)/ Net interest income ($)		4.25	30,436		4.30	30,537		3.13	14,467
Noninterest bearing deposits	546,682	(0.19)		536,353	(0.20)		250,217	(0.26)
Other noninterest bearing liabilities	44,366			37,471			6,823
Shareholders' equity	314,279			299,435			220,567
Total liabilities and shareholders' equity	$3,030,587			$2,981,687			$1,883,723
Cost of funds		0.72			0.79			1.43
Net interest margin		4.48			4.54			3.46

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis including a state tax credit included in loan yields of $853, $751, and $366, respectively, for the three months ended December 31, 2020, September 30, 2020, and December 31, 2019. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume multiplied by the previous rate while rate change is change in rate multiplied by the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin: (1)(3)
Net interest income	$30,436	$30,537	$14,467
Add: tax equivalent interest income	1,212	1,106	778
Less: purchase accounting adjustments	(2,771)	(3,868)	(438)
Adjusted net interest margin (1)(3)	$28,877	$27,775	$14,807
Adjusted net interest margin	4.09%	3.98%	3.36%

Adjusted net income attributable to common shareholders and related impact: (1)
Net income attributable to common shareholders	$12,226	$11,531	$4,133
Add: merger related expenses	—	78	1,301
Less: income tax impact of merger related expenses	—	(10)	(173)
Adjusted net income attributable to common shareholders (1)	$12,226	$11,599	$5,261
Adjusted return on average assets (1)(2)	1.60%	1.55%	1.11%
Adjusted return on average shareholders' equity (1)(2)	15.48%	15.41%	9.46%
Adjusted net income attributable to common shareholders, per diluted share (1)	$0.73	$0.70	$0.47

Average tangible shareholders' equity: (1)
Average shareholders' equity	$314,279	$299,435	$220,567
Less: average goodwill	51,650	51,108	43,642
Less: average core deposit intangibles	11,609	12,104	7,364
Average tangible shareholders' equity	$251,020	$236,223	$169,561

Return on average:
Tangible common equity (ROATCE)(1)(2)	19.38%	19.42%	9.67%
Adjusted ROATCE (1)(2)	19.38%	19.53%	12.31%
(1) Not a recognized measure under generally accepted accounting principles (GAAP).
(2) Data has been annualized.

(3) Prior calculation of this measure removed tax credits related to certain tax-preference-qualified loans and tax-exempt securities. The Company views these credits as normal course of business and as such removal is unnecessary.

This information is preliminary and based on company data available at the time of presentation.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	December 31, 2019
Tangible assets: (1)
Total assets	$3,026,535	$3,044,512	$1,901,842
Less: goodwill	54,396	51,506	43,642
Less: core deposit intangibles	11,347	11,820	7,270
Tangible assets	$2,960,792	$2,981,186	$1,850,930
Tangible equity: (1)
Total shareholders' equity	$321,972	$307,086	$223,753
Less: goodwill	54,396	51,506	43,642
Less: core deposit intangibles	11,347	11,820	7,270
Tangible equity	$256,229	$243,760	$172,841
Ratio of tangible equity to tangible assets	8.65%	8.18%	9.34%
Tangible book value per common share (TBVPS): (1)
Tangible equity	$256,229	$243,760	$172,841
Common shares outstanding	16,654,409	16,634,572	11,206,254
TBVPS	$15.39	$14.65	$15.42
Core bank efficiency ratio (excludes mortgage segment and merger expense)(1)
Non-interest expense	$16,378	$16,065	$10,479
Net interest income	29,695	29,729	14,266
Tax equivalent adjustment for tax exempt interest income	1,212	1,106	778
Non-interest income	3,218	2,218	2,833
Less (gain) loss on sale of other real estate	(4)	2	(166)
Less loss (gain) on sale of securities	597	—	(1,145)
Less (gain) loss on disposal of premises and equipment	(28)	8	—
Adjusted operating income (1)	$34,690	$33,063	$16,566
Efficiency Ratio	47.21%	48.59%	63.26%
Adjusted loan loss allowance: (1)
Allowance for loan losses	$20,636	$19,834	$12,578
Purchase loan discounts	16,634	18,939	2,909
Allowance for loan losses and purchase loan discounts (or adjusted loan loss allowance)	$37,270	$38,773	$15,487

Adjusted loan loss allowance to total loans	1.62%	1.64%	1.10%
(1) Not a recognized measure under generally accepted accounting principles (GAAP).

This information is preliminary and based on company data available at the time of presentation.

Contacts

DeVan Ard, Jr., Chairman and CEO, Reliant Bancorp, Inc. (615.221.2087)